CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated October 5, 2007, relating to the financial statements of First Class Navigation Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass & Company, P.C.

Roseland, New Jersey

January 9, 2008